                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

   |X|    Preliminary Proxy Statement
   |_|    Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2)
   |_|    Definitive Proxy Statement
   |_|    Definitive Additional Materials
   |_|    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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   |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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   2.     Aggregate number of securities to which transaction applies:

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   3.     Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   4.     Proposed maximum aggregate value transaction:

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   |_|    Check box if any part of the fee is offset as provided by Exchange Act
          Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify  the previous  filing by  registration number, or the Form or Schedule and the date of its filing.

          1.  Amount previously paid:

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          4.  Date Filed:

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                                      -2-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                                224 East Douglas
                                    Suite 700
                           Wichita, Kansas 67202-3414
                           --------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          to be held on July [15], 2002
                           --------------------------

To the Stockholders:

          NOTICE IS HEREBY  GIVEN that the 2002 Annual  Meeting of  Stockholders
(the "Meeting") of LONE STAR STEAKHOUSE & SALOON,  INC., a Delaware  corporation
(the "Company"),  will be held on July [15], 2002 at  [_______________________],
10:00 a.m. local time, for the following purposes:

          1.      To elect two (2)  members of the Board of  Directors  to serve until either (i) the 2003 Annual  Meeting of  Stockholders  if
                  Proposal II is  approved  or (ii) the 2005  Annual  Meeting of
                  Stockholders  if Proposal II is NOT approved,  and until their successors have been duly elected and qualified;

          2.      To approve a proposal to amend the  Company's  Certificate  of
                  Incorporation   and   By-laws   which  will   declassify   the
                  organization of the Board of Directors;

          3.      To  ratify  the  appointment  of  Ernst  &  Young,  LLP as the
                  Company's  independent  auditors  for the fiscal  year  ending
                  December 31, 2002; and

          4.      To transact  such other  business  as may  properly be brought before the Meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on June 7, 2002 as the record date for the  Meeting.  Only  stockholders  of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

          A complete list of  stockholders  entitled to vote at the Meeting will be  available  for  inspection  at the  Company's  corporate  office at 224 East
Douglas, Suite 700, Wichita, Kansas 67202-3414, during normal business hours for ten days prior to the Meeting. The list also will be available at the Meeting.

          IT IS IMPORTANT THAT YOUR SHARES BE  REPRESENTED  AT THIS MEETING.  WE
URGE YOU TO PROMPTLY  SIGN,  DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED
ENVELOPE.

          ANY  STOCKHOLDER  GIVING A PROXY MAY REVOKE IT AT ANY TIME  BEFORE THE
PROXY IS VOTED BY GIVING  WRITTEN  NOTICE OF  REVOCATION TO THE SECRETARY OF THE
COMPANY,  BY  SUBMITTING A  LATER-DATED  PROXY,  OR BY ATTENDING THE MEETING AND
VOTING IN PERSON.

                                    By Order of the Board of Directors

                                    GERALD T. AARON, Secretary
Dated: June ___, 2002

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING,  YOU ARE URGED
TO SIGN,  DATE AND RETURN THE ENCLOSED  PROXY IN THE ENVELOPE  THAT IS PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       LONE STAR STEAKHOUSE & SALOON, INC.
                           224 East Douglas Suite 700
                           Wichita, Kansas 67202-3414
                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                 July [15], 2002
                           --------------------------

                                  INTRODUCTION

            This Proxy Statement and the accompanying  proxy are being furnished to  stockholders  by the Board of  Directors  of Lone Star  Steakhouse & Saloon,
Inc.,  a  Delaware   corporation  (the   "Company"),   in  connection  with  the
solicitation  of the  accompanying  proxy for use at the 2002 Annual  Meeting of
Stockholders    of   the    Company    (the    "Meeting")    to   be   held   at
[_____________________]  on July [15], 2002 at 10:00 a.m., local time, or at any adjournments thereof.

            The  principal  executive  offices of the Company are located at 224
East Douglas,  Suite 700, Wichita,  Kansas  67202-3414.  The approximate date on which  this Proxy  Statement  and the  accompanying  proxy will first be sent or given to stockholders is on or about June ____, 2002.

                        RECORD DATE AND VOTING SECURITIES

            Only  stockholders  of record at the  close of  business  on June 7,
2002, the record date (the "Record  Date") for the Meeting,  will be entitled to notice of, and to vote at, the Meeting and any adjournments  thereof.  As of the close of business on the Record Date, there were [24,910,037] outstanding shares of the  Company's  common  stock,  $.01 par value  (the  "Common  Stock").  Each outstanding  share of Common  Stock is entitled to one vote.  There was no other class of voting  securities  of the Company  outstanding  on the Record  Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

            A stockholder may ensure that its shares are voted at the Meeting in accordance with the Board of Directors' recommendations by completing,  signing, dating,  and returning the enclosed proxy in the envelope  provided.  Submitting your proxy will not affect  your right to attend the Meeting and vote in person.
If the proxy is signed and returned without any direction given,  shares will be voted in  accordance  with the  recommendations  of the  Board of  Directors  as described  in this Proxy  Statement  with respect to Proposal I and Proposal III and will not be voted with  respect to  Proposal  II. Any  stockholder  giving a proxy may  revoke  it at any time  before  the proxy is voted by giving  written notice  of  revocation  to  the  Secretary  of  the  Company,  by  submitting  a later-dated proxy, or by attending the Meeting and voting in person.

            The Board of Directors is soliciting votes FOR election to the Board of Directors of its nominees, Messrs. Fred B. Chaney and William B. Greene, Jr., and FOR approval of the  appointment  of Ernst & Young LLP as its auditors.  The
Board  of  Directors  is also  submitting  a  proposal  to amend  the  Company's
Certificate of  Incorporation  and By-laws to declassify the organization of the
Board of Directors.  The Board of Directors is not making any  recommendation on how you  should  vote with  respect  to this  proposal  and  proxies  signed and returned  without any direction  given with respect to this proposal will not be voted with respect to this proposal.  The Board of Directors  urges you to sign, date, and return the enclosed proxy today.

            If you have any  questions,  or need any  assistance  in voting your shares,  please call  888-750-5834  and the Company's  proxy  solicitors will be happy to help you.

            If your shares are held in  "street-name",  only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person  responsible for your account and instruct that individual to vote the proxy card as soon as possible.

                                     QUORUM

            In order to conduct any  business at the  Meeting,  a quorum must be present  in person or  represented  by valid  proxies.  A quorum  consists  of a majority of the shares of Common Stock issued and outstanding on the Record Date
(excluding  treasury  stock).  All shares  that are voted  "FOR",  "AGAINST"  or
"WITHHOLD  AUTHORITY"  on any matter will count for purposes of  establishing  a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes
Present").

                                   ABSTENTIONS

            Abstentions  will  count as Votes  Present  and shall  have the same effect as a vote  against a matter  (other than in the election for the Board of
Directors  and  ratification  of  independent  auditors).   While  there  is  no
definitive  statutory or case law authority in Delaware,  the Company's state of incorporation,  as to the proper treatment of abstentions,  the Company believes that  abstentions  should be counted for purposes of  determining  both: (i) the total number of Votes Present,  for the purpose of determining  whether a quorum is present;  and (ii) the total  number of Votes  Present  that are cast ("Votes
Cast")  with  respect to a matter  (other  than in the  election of the Board of
Directors  and  ratification  of  independent  auditors).   In  the  absence  of
controlling precedent to the contrary,  the Company intends to treat abstentions in this manner.

                                BROKER NON-VOTES

            Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals,  the holder of record of shares of
Common Stock held in street name is permitted to vote as it  determines,  in its discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

            The term "broker non-vote" refers to shares held in street name that are not voted  with  respect  to a  particular  matter,  generally  because  the beneficial  owner did not give any  instructions to the broker as to how to vote such shares and the broker is not permitted under  applicable rules to vote such shares in its  discretion  because of the subject  matter of the  proposal,  but whose  shares are present on at least one matter.  The Company  intends to count such shares as Votes Present for the purpose of determining  whether a quorum is present.  Broker  non-votes  will  have the same  effect as a vote  against  the proposal to amend the  Company's  Certificate  of  Incorporation  and By-laws to declassify the organization of the Board of Directors.

                           VOTES REQUIRED FOR APPROVAL

            A plurality  of the total  Votes Cast by holders of Common  Stock is required for the election of directors.  A vote to "WITHHOLD  AUTHORITY" for any nominee for  director  will be counted for  purposes  of  determining  the Votes
Present,  but  will  have no  other  effect  on the  outcome  of the vote on the election of directors.

            The  Company's  Amended  and  Restated  By-laws and  Certificate  of
Incorporation  provide that a proposal to declassify the Board of Directors must be approved  either by (i) at least 75% of the members of the Board of Directors and at least a majority vote of the  outstanding  shares entitled to vote in the election of directors or (ii) at least a majority of the Board of Directors  and at least 80% of the  outstanding  shares  entitled  to vote in the  election  of directors.  Since a majority of the members of the Board of Directors,  but less than 75% of the  members of the Board of  Directors,  approved  the  proposal to declassify the Board of Directors,  the affirmative  vote of at least 80% of the outstanding  shares of  Common  Stock is  required  to  declassify  the Board of
Directors.  A vote to "ABSTAIN" and a broker  non-vote will have the same effect as a vote against such proposal.

            A plurality  of the total  Votes Cast by holders of Common  Stock is required  to  ratify  the  selection  of  Ernst  &  Young  LLP as the  Company's independent  auditors  for the fiscal year ending  December  31, 2002. A vote to
"ABSTAIN"  will  have  no  other  effect  on  the  outcome  of the  vote  on the ratification of Ernst & Young LLP.

                                      -2-

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the Company's  Common Stock,  as of the Record Date, by each person known by the
Company  to be the  beneficial  owner of more than five  percent  of the  Common
Stock,  each director,  each  executive  officer as defined in Item 402(a)(3) of
Regulation  S-K and by all directors and executive  officers of the Company as a group. Unless otherwise  indicated,  the address for five percent  stockholders, directors and executive officers of the Company is 224 East Douglas,  Suite 700,
Wichita, Kansas 67202-3414.

                                                    Shares
Name and Address of Beneficial Owner        Beneficially Held     Percentage of Class
------------------------------------        -----------------     -------------------
Jamie B. Coulter                               4,995,393(1)            [18.2%]
John D. White                                  1,148,025(2)             [4.4%]
Gerald T. Aaron                                  612,707(3)             [2.4%]
Tomlinson D. O'Connell                           147,957(4)               *
Jeff Bracken                                     111,983(5)               *
Fred B. Chaney                                    76,401(6)               *
William B. Greene, Jr.                            34,868(7)               *
Clark R. Mandigo                                  86,401(8)               *
Anthony Bergamo                                    1,000                  *
Mark Saltzgaber                                        -                  -
Thomas Lasorda                                         -                  -
Michael Ledeen                                         -                  -
Dimensional Fund Advisors Inc.                 2,026,300(9)             [8.1%]
Barclays Global Investors, N.A.                1,247,579(10)            [5.0%]
Pioneer Global Asset Management                1,318,000(11)            [5.3%]
All directors and executive officers as
a group (14)                                   7,556,380(12)           [25.3%]
* Less than 1%

(1)    Includes presently exercisable options to purchase 2,600,000 shares of Common Stock.

(2)    Includes presently exercisable options to purchase 1,000,000 shares of Common Stock.

(3)    Includes presently exercisable options to purchase 575,000 shares of Common Stock.

(4)    Includes presently exercisable options to purchase 146,957 shares of Common Stock.

(5)    Includes presently exercisable options to purchase 109,763 shares of Common Stock.

(6)    Includes presently exercisable options to purchase 72,401 shares of Common Stock.

(7)    Includes presently exercisable options to purchase 33,468 shares of Common Stock.

(8)    Includes presently exercisable options to purchase 56,401 shares of Common Stock.

                                      -3-

(9)    Based on a Schedule 13G filed in January, 2002, Dimensional Fund Advisors
       Inc.  beneficially  holds 2,026,300 shares of the Company's Common Stock.
       The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue,  11th
       Floor, Santa Monica, CA 90401.

(10)   Based  on  a  Schedule  13G  filed  in  February  2002,  Barclays  Global
       Investors,  N.A.  beneficially  holds  1,247,579  shares of the Company's
       Common  Stock.  The  address of  Barclays  Global  Investors,  N.A. is 45
       Fremont Street, San Francisco, CA 94105.

(11)   Based on a Schedule  13G filed in December  2001,  Pioneer  Global  Asset
       Management  beneficially  holds 1,318,000  shares of the Company's Common
       Stock.  The address of Pioneer  Global Fund Asset  Management is Galleria
       San Carlo 6, 20122 Milan Italy.

(12)   Includes  presently  exercisable  options to purchase 4,927,185 shares of
       Common Stock,  which includes presently  exercisable  options to purchase
       333,195  shares of Common Stock held by executive  officers,  who are not specifically identified in the Security Ownership Table above.

                                      -4-

                                   PROPOSAL I
                       ELECTION OF THE BOARD OF DIRECTORS

          The Board of Directors is currently  composed of eight (8)  directors, divided  into three  classes.  Each class of  directors is elected for a term of office to expire at the third  succeeding  annual meeting of stockholders of the
Company after their election and until their  respective  successors are elected and  qualified.  The terms of two  directors are expiring at the Meeting and the
Nomination  Committee  of the  Board of  Directors,  consisting  of  Independent
Directors,  have nominated  Messrs.  Fred B. Chaney and William B. Greene,  Jr.,
currently  serving as directors  of the Company  since May 1995 and August 1999, respectively,  as nominees for reelection to the Board of Directors. If elected, the term of the Board of  Directors'  nominees  expires  at (i) the 2003  Annual
Meeting if the  Certificate  of  Incorporation  and  By-laws of the  Company are amended  under  Proposal  II,  or (ii)  the  2005  Annual  Meeting  as  Class II
directors,  if Proposal II is NOT approved, and when their respective successors are duly elected and shall have qualified.

          Guy W. Adams  resigned as a director of the Company  effective May 29,
2002. The Board of Directors  appointed Mr. Anthony  Bergamo to fill the vacancy created by Guy Adams' resignation  effective May 29, 2002. Mr. Bergamo satisfies the definition of "independent director" as defined in the Company's Amended and
Restated By-laws.

          Unless otherwise specified,  all of the Proxies received will be voted in favor of the election of Messrs.  Chaney and Greene.  The directors  shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting.
Abstentions  from voting and broker  non-votes on the election of directors will have no effect since they will not  represent  votes cast at the Meeting for the purpose of electing a director.  Management has no reason to believe that either of the Board of  Directors'  nominees  will be unable or  unwilling  to serve as directors,  if elected.  Should any of the nominees  not remain a candidate  for election at the date of the  Meeting,  the proxies may be voted for a substitute nominee selected by the Board of Directors.

          The  following  table  sets  forth the ages and terms of office of the directors of the Company:

                                                       Term of Office as
         Name                     Age                  Director Expires
         ----                     ---                  ----------------
*Clark R. Mandigo                  58                        2003
John D. White                      54                        2003
*Fred B. Chaney                    65                        2002
*William B. Greene , Jr.           64                        2002
*Anthony Bergamo                   55                        2004
*Tommy Lasorda                     74                        2003
*Michael A. Ledeen                 60                        2004
*Mark Saltzgaber                   34                        2004

-------------------
* Independent Director

          Clark R.  Mandigo  has been the  Chairman  of the Board of the Company since July 2001 and a Director of the Company since March 1992.  Mr. Mandigo has been a Papa  John's  Pizza  franchisee  since  1995.  From 1986 to 1991,  he was
President,  Chief  Executive  Officer and Director of Intelogic  Trace,  Inc., a
corporation   engaged  in  the  sale,   lease  and  support  of   computer   and
communications  systems and equipment.  From 1985 to 1997, Mr. Mandigo

                                      -5-

served on the Board of Directors of Physician  Corporation of America, a managed health care company and from 1993 to 1997,  Mr.  Mandigo  served on the Board of
Palmer  Wireless,  Inc.,  a cellular  telephone  system  operator.  Mr.  Mandigo currently  serves  on  the  Board  of  Directors  of  Horizon  Organic  Holdings
Corporation and as a Trustee of Accolade Funds and U.S. Global Investors Funds.

          John D. White is Executive Vice President, Treasurer and a Director of
the Company,  and was the Chief  Financial  Officer from 1992 to 1999.  Prior to joining the Company,  Mr. White was employed as Senior Vice President of Finance for Coulter Enterprises, Inc. Prior to that, Mr. White was a principal of Arthur
Young & Company and taught management development and computer auditing seminars in their National  Training  Program.  Mr. White earned a BBA in accounting from
Wichita  State  University  in 1970 and is a graduate of the Stanford  Executive
Program.

          Fred B. Chaney,  Ph.D.,  has been a director of the Company since May,
1995.  Dr.  Chaney was  President  and Chief  Executive  Officer of TEC's parent company,  Vedax  Sciences  Corporation,  until  March,  1998  when he  sold  his interest.  Dr.  Chaney  through  the TEC  organization  had  formed a network of various  management  organizations  in several  countries,  including the United
States where  approximately  4,000  presidents of companies  meet on a quarterly basis.  Dr.  Chaney's  early  business  career was with the Boeing  Company  and
Rockwell,  where he  implemented  management  systems and  quality  motivational programs.  In 1968 he  co-authored  the book Human Factors in Quality  Assurance with Dr. D. H.  Harris.  Dr.  Chaney  has  authored  numerous  publications  and professional  papers and has taught  management  classes for the  University  of
Southern California. Dr. Chaney previously served as a Director of Rusty Pelican
Seafood, Inc.

          William B.  Greene,  Jr.  has been a member of the Board of  Directors since August 1999. At the age of 26, Mr. Greene was the youngest bank  President and CEO in the United States and formed the first statewide banking organization in the history of Tennessee,  United Tennessee Bancshares  Corporation.  He also served as a director of the Northwestern  Financial Corporation that spearheaded the first major banking consolidation in America with the merger of Northwestern
Bank and First Union Bank now referred to as the First Union  Corporation,  soon to become Wachovia.  Mr. Greene is Chairman of the Wake Forest  University Board
of Trustees and Chairman of the Wake Forest University Trustee Investment Policy
Committee   for  the  last  eight  years,   which   oversees  the   University's
billion-dollar  endowment.  Mr. Greene is also a member of the Board of Trustees of Milligan College where he recently received his Honorary Doctor of Economics.
Mr. Greene was a member of the Young Presidents' Organization for eighteen years and  in  1998  served  as  International  President  of  the  World  Presidents'
Organization,  the  graduate  school of YPO.  Mr.  Greene is a graduate  of Wake
Forest University with a B.S. Degree in Philosophy,  Psychology and History. Mr.
Greene did post  graduate  work at Wake Forest  University,  the  University  of
Illinois,  and Harvard  University.  He is a graduate of the Bank  Marketing and
Public  Relations  School at  Northwestern  University,  and a  graduate  of the
Stonier  Graduate  School of  Banking  at Rutgers  University.  Mr.  Greene is a
Director of the JDN Corporation,  a Real Estate Investment Trust on the New York
Stock Exchange where he is Chairman of the Compensation Committee.

          Anthony Bergamo has been a Director of the Company since May 29, 2002.
Mr. Bergamo has been Managing Director of Milstein Hotel Group since April 1996,
Chief Executive  Officer of Niagra Falls  Redevelopment,  Ltd. since August 1998 and Senior Vice  President  of MB Real  Estate,  a property  management  company primarily based in New York City and Chicago,  since April 1996. Mr. Bergamo has also been a  Director  since  1995 and a Trustee  since  1986 of Dime  Community
Bancorp.  Mr.  Bergamo is also the  Founder  and  Chairman  of the  Federal  Law
Enforcement   Foundation  since  1988,  a  foundation  that  provides   economic
assistance to both federal and local law  enforcement  officers  suffering  from serious  illness and to  communities  recovering  from  natural  disasters.  Mr.
Bergamo earned a B.S. in History from Temple  University in 1968 and a J.D. from
New York Law School in 1973.

          Thomas C.  Lasorda has been a Director of the Company  since  November
2001. Mr. Lasorda, a member of the Baseball Hall of Fame, has been a Senior Vice
President of the Los Angeles Dodgers since February 1998 and prior thereto was a
Vice  President  of such team since July  1996.  He was the  manager of the gold medal winning  United States  Baseball Team for the 2000 Summer Olympic Games in
Sydney, Australia and was the manager of the Los Angeles Dodgers for 20 years.

          Michael A. Ledeen has been a director of the  Company  since  November
2001.  Mr.  Ledeen  has been a  resident  scholar  in the  Freedom  Chair at the
American Enterprise Institute since 1989 and the Vice Chairman of the U.S.-China
Security Review  Commission  since 2001. An expert in  contemporary  history and international  affairs,

                                      -6-

Mr.  Ledeen is a frequent  contributor  to the Wall Street  Journal,  the Weekly
Standard, National Review, and Commentary and serves as a foreign affairs editor of the American Spectator. During the Reagan administration,  from 1981 to 1987,
Mr.  Ledeen held  numerous  positions  including a  consultant  to the  National
Security  Adviser,  the  Office  of the  Secretary  of  Defense,  and the  State
Department  and was a special  adviser to the Secretary of State.  Mr. Ledeen is the author of seventeen books,  including most recently  Tocqueville on American
Character (St. Martin's Press, 2000).

          Mark G.  Saltzgaber  has been a director of the Company since November
2001. Mr. Saltzgaber is an experienced  investment  banker,  advisor and private equity  investor in the  restaurant  industry.  He is currently  an  independent consultant to emerging restaurant chains and a venture partner of Dorset Capital
Management,  LLC, a consumer-focused  private equity firm he co-founded in 1999.
Prior to Dorset Capital,  Mr.  Saltzgaber was a Managing  Director in the Equity
Capital Markets Department at Montgomery Securities where he was responsible for advising  consumer growth  companies.  Prior to that, Mr.  Saltzgaber was also a
Principal and Co-Director of the restaurant investment banking practice group at
Montgomery Securities. Mr. Saltzgaber is currently a director of Pasta Pomodoro,
Inc.

Recommendation of the Board of Directors

          THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF
ITS NOMINEES.

Board Committees and Director Meetings

          For the fiscal year ended December 25, 2001, there were seven meetings of the  Board of  Directors.  From  time to time,  the  members  of the Board of
Directors acted by unanimous  written consent  pursuant to the laws of the State of Delaware.

          The Board of Directors has an Executive Committee, an Audit Committee,
a Compensation/Stock Option Committee, and a Nominating Committee. The Executive
Committee is composed of two (2) Independent  Directors and one (1) Director who
is an employee of the Company. The Executive Committee has the authority and may exercise  all  the  powers  and  authority  of the  Board  of  Directors  in the management  of the business and affairs of the  Corporation,  but the  Executive
Committee  does not have such power or authority  in reference to the  following matters: (i) approving or adopting or recommending the stockholders,  any action or matter  expressly  required by the  Delaware  General  Corporation  Law to be submitted to stockholders for approval; or (ii) adopting,  amending or repealing any By-Law of the Corporation. The Audit Committee is composed of certain of the
Company's  non-management  directors.  The principal responsibility of the Audit
Committee is described in the Audit  Committee  Charter that was approved by the
Board of Directors.  The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's  independent  auditors to review the
Company's   internal   controls  and   financial   management   practices.   The
Compensation/Stock  Option  Committee,  which  is  composed  of  certain  of the
Company's  non-management  directors,  recommends  to  the  Board  of  Directors compensation  for the Company's key employees and administers the Company's 1992
Incentive  and  Non-Qualified  Stock  Option  Plan,  as amended (the "Plan") and awards stock options thereunder. The Nominating Committee is composed of certain of the Company's  non-management  directors and is charged with (i) recommending candidates to stand for election to the Board of Directors,  and (ii)  reviewing and  making  recommendations  to the  Board of  Directors  with  respect  to the composition  of the Board of Directors.  The members of the Executive  Committee are  Messrs.  Mandigo,  White and Greene.  The  members of the Audit  Committee,
Compensation/  Stock  Option  Committee  and  Nominating  Committee  are Messrs.
Chaney,  Greene and Mandigo.  During  fiscal 2001,  there were five  meetings or actions by unanimous written consent of the Executive Committee,  three meetings or actions by unanimous written consent of the Audit Committee,  two meetings or actions by unanimous written consent of the Compensation/Stock Option Committee, and four  meetings or actions by  unanimous  written  consent of the  Nominating
Committee.  During fiscal 2001,  the  Compensation  and Stock Option  Committees
combined  to  form  the  Compensation/Stock  Option  Committee.  Prior  to  such combination,  during  fiscal 2001,  there were two meetings of the  Compensation
Committee and two meetings of the Stock Option Committee.

Other Executive Officers

          In addition to Mr. White, the other Executive  Officers of the Company are as follows:

                                      -7-

          Jamie B.  Coulter,  61, has served as Chief  Executive  Officer of the
Company  since  January  1992,  served as President of the Company from January,
1992 to June,  1995 and served as Chairman  from January 1992 to July 2001.  Mr.
Coulter received the Nation's Restaurant News Golden Chain Award in 1995 and its
Hot Concept Award in 1997.  Mr.  Coulter was inducted into the Pizza Hut Hall of
Fame in 1993, received INC. Magazine's Midwest Region Master Entrepreneur of the
Year in 1993, and was Restaurants & Institutions CEO of the Year in 1996.

          Mr.  Coulter  currently  serves  as a  director  of  the  Federal  Law
Enforcement Foundation and Empower America. Mr. Coulter has previously served as
Chairman of the Board of Directors of the Young  Presidents'  Organization.  Mr.
Coulter  received a BS degree in Business from Wichita State  University in 1963 and was a graduate of the Stanford University Executive Program in 1990.

          Tomlinson D.  O'Connell,  33, joined the Company in 1995, and has been
Senior Vice President of Operations - Lone Star Steakhouse & Saloon,  Inc. since
December of 1999. Mr.  O'Connell is currently  responsible  for the operation of
249 domestic Lone Star Steakhouse & Saloon  restaurants.  Mr. O'Connell was with the  Ritz-Carlton  Hotel Company from 1992 to 1995.  During his tenure there the company was awarded the Malcolm Baldrige Award. Additionally,  Mr. O'Connell was
selected to be a member of the opening team for the Ritz-Carlton Hotel in Seoul,
Korea.  Mr.  O'Connell  graduated  from the University of Nevada at Las Vegas in
1992 with a Bachelor of Science degree in Hotel Administration.

          Gerald T.  Aaron,  61, has been  Senior  Vice  President - Counsel and
Secretary of the Company since January 1994. From November 1991 to January 1994,
Mr. Aaron was employed as General  Counsel for Coulter  Enterprises,  Inc.  From
March 1989 to November 1991, Mr. Aaron operated a franchise consultant practice.
From 1969 to 1984 Mr. Aaron was Vice President - Counsel for Pizza Hut, Inc. and
from 1984 to 1989, Mr. Aaron was President of International  Pizza Hut Franchise
Holders Association.

          Jeff  Bracken,  36, has been Vice  President of Operations - Lone Star
Steakhouse & Saloon since May 1999. Mr. Bracken has worked for the Company since
1996, previously as a Regional Manager.

          Deidra  Lincoln,  42, has been Vice  President  of  Operations  -- Del
Frisco's  since  January,  2000.  Ms.  Lincoln is the co-founder of Del Frisco's
Double Eagle Steak House ("Del Frisco's"),  which was acquired by the Company in
1995. Since 1995, Ms. Lincoln has served in various managerial capacities and is responsible for all of the Company's Del Frisco's operations.

          Randall H. Pierce, 62, has been Chief Financial Officer of the Company since  February,  2000.  Mr. Pierce is a CPA and was a partner of Ernst & Young,
LLP from 1974 to 1997. During Mr. Pierce's tenure in the Wichita,  Kansas office with Ernst & Young,  LLP, Mr. Pierce served as an Audit Engagement  Partner from
1974 to 1997 and Office Managing Partner from 1996 to 1997. Mr. Pierce served as
Office  Director of Accounting and Auditing from 1974 through 1997. Mr. Pierce's duties  included  serving  clients  in both the public  and  private  sectors in matters  related  to  accounting,  auditing  and  business  matters  as  well as providing technical advice and consultation to other accounting professionals in the office.  From 1997 through  January,  2000, Mr. Pierce served as a financial and  business  consultant  focusing  on  advising  and  negotiating  merger  and acquisition transactions, sale and disposition transactions and general business strategies.

                                      -8-

                                   PROPOSAL II
    AMENDMENT TO CERTIFICATE OF INCOROPATION AND AMENDED AND RESTATED BY-LAWS
              TO DECLASSIFY ORGANIZATION OF THE BOARD OF DIRECTORS

          Article  Fifth,  Paragraphs  B,  C,  D and  E of  the  Certificate  of
Incorporation of the Company, and Article Two, Sections 2.2, 2.3, 2.5 and 6.1 of
the  Amended  and  Restated  By-laws of the  Company  provide  that the Board of
Directors  be divided  into three  classes  with the number of Directors in each class being as nearly equal as possible. This means that approximately one-third of the Directors are elected annually and serve a three-year  term.  Proposal II is an amendment to the Company's  Certificate of  Incorporation  and Amended and
Restated  By-laws to declassify the  organization  of the Board of Directors and provide for annual election of all directors. The proposed amendments to Article
Fifth, Paragraphs B, C, D and E of the Certificate of Incorporation, and Article
Two,  Sections 2.2, 2.3, 2.5 and 6.1 of the Amended and Restated By-laws are set forth on Appendix I of this Proxy Statement.

          The adoption by the Company--and many other major  corporations--of  a classified  board reflects  widespread  concern over hostile and  non-negotiated attempts  to  acquire  corporations  to  the  disadvantage  of  stockholders.  A classified  board has been widely viewed as discouraging  proxy contests for the election of directors,  or  acquisitions  of substantial  blocks of stock,  by a person or group  seeking to acquire  control of a company,  because the extended and  staggered  terms  of  directors  could  operate  to  prevent  changing  the composition  of, or the  acquisition  of control  of, the board in a  relatively short period of time. In a hostile takeover attempt,  for example,  a classified board may encourage a person  seeking  control of the Company to initiate  arm's length  discussions  with the Board of Directors,  which may be in a position to negotiate a higher price or more favorable terms for  stockholders or to try and prevent a  takeover  that the  Board of  Directors  believes  is not in the best interest of the stockholders.

          A classified board has also been viewed as promoting stability and may help to maintain a greater  continuity  of  experience  because the  majority of directors at any given time will have at least one year of  experience  with the
Company. This continuity may assist a company in long-term strategic planning.

          Some investors have, however, come to view classified boards as having the effect of insulating  directors from being  accountable to the corporation's stockholders.  A classified board of directors,  for example, limits the ability of stockholders to elect all directors on an annual basis and exercise influence over the Company,  and may discourage proxy contests in which  stockholders have an  opportunity  to vote for a  competing  slate of  nominees.  The  election of
directors  is  the  primary  means  for  stockholders  to  influence   corporate
governance policies and to hold management accountable for its implementation of those  policies.  At the  Company's  2000 Annual  Meeting of  Stockholders,  the
Company's stockholders approved a non-binding resolution which requests that the
Board of Directors take the necessary  steps in accordance  with Delaware law to declassify the Board of Directors. In keeping with its goal of ensuring that the
Company's corporate  governance  policies maximize management  accountability to stockholders  and to allow  stockholders to vote on a binding  proposal to amend the  Company's  Certificate  of  Incorporation  so that  stockholders  have  the opportunity each year to register their views on the performance of the Board of
Directors and  management  of the Company,  a majority of the Board of Directors has determined that stockholders should be allowed to vote on a binding proposal declassifying the organization of the Board of Directors and, if approved by the requisite  vote of the  stockholders  as set forth  below,  the  Certificate  of
Incorporation  and Amended and Restated  By-laws  shall be amended to declassify the Board of Directors.  Such Directors,  while  recognizing the benefits to the
Company  of  a  classified  Board  of  Directors,   nevertheless   believe  that
stockholders  should,  at the 2002 Annual  Meeting,  be given the opportunity to vote on a  binding  proposal  declassifying  the  organization  of the  Board of
Directors.  The Directors who oppose declassifying the Board of Directors do not believe that  declassifying  the Board of Directors  would better serve the best interests of the Company and its stockholders at the present time and agree with the concerns expressed in the second and third paragraphs of this Proposal II.

          The Certificate of  Incorporation  and Amended and Restated By-laws of the Company  currently  provide that as long as the organization of the Board is classified, Directors may only be removed by the stockholders for cause and that such removal  requires the affirmative vote of 80% of the voting

                                      -9-

power  of all of the then  outstanding  shares.  If the  proposed  amendment  is approved,  such provisions  would also be deleted and any or all Directors would be able to be removed by stockholders with or without cause with the approval of a  majority  of the  voting  power of all of the then  outstanding  shares.  The
Certificate  of  Incorporation  and Amended and Restated  By-laws also currently contain  supermajority voting requirements in order to amend provisions relating to the classified Board of Directors. If the proposed amendment is approved, the supermajority voting requirements would also be deleted.

          The  proposed  amendment  would not  reduce  the term of any  Director elected  prior to its  effectiveness.  It would,  however,  if  approved  by the stockholders,  apply to the  Directors  elected  at this  2002  Annual  Meeting.
Therefore if the proposed  amendment is approved by the  stockholders,  then all
Directors  of the  Company,  including  Directors  elected  at this 2002  Annual
Meeting of Stockholders,  would be required to stand for re-election at the 2003
Annual Meeting of Stockholders and thereafter.

          In accordance  with the Company's  Certificate  of  Incorporation  and
Amended and Restated By-laws,  since this proposal was approved by a majority of the  Board  of  Directors  but  less  than 75% of the  members  of the  Board of
Directors,  Proposal II  requires  the  affirmative  vote of at least 80% of the voting  power of all shares of the  Company  entitled to vote  generally  in the election of Directors.  Under Delaware law, in determining whether such proposal has received the requisite number of affirmative  votes,  abstentions and broker nonvotes  will be counted  and will have the same  effect as a vote  against the proposal.

Recommendation of the Board of Directors

          A  MAJORITY  OF THE  MEMBERS  BUT LESS THAN 75% OF THE  MEMBERS OF THE
BOARD OF DIRECTORS  HAS APPROVED THE  SUMBISSION  TO A  STOCKHOLDER  VOTE OF THE
PROPOSAL TO AMEND THE COMPANY'S  CERTIFICATE  OF  INCORPORATION  AND AMENDED AND
RESTATED BY-LAWS TO DECLASSIFY THE ORGANIZATION OF THE BOARD OF DIRECTORS. SINCE
NOT  ALL OF THE  COMPANY'S  DIRECTORS  HAVE  APPROVED  THE  SUBMISSION  OF  THIS
PROPOSAL,  THE BOARD OF  DIRECTORS IS NOT MAKING ANY  RECOMMENDATION  ON HOW YOU
SHOULD VOTE FOR THIS PROPOSAL.

                                      -10-

                             EXECUTIVE COMPENSATION

            The following table sets forth, for the fiscal years indicated,  all compensation  awarded  to,  earned  by or paid to the  chief  executive  officer
("CEO") and the four most highly  compensated  executive officers of the Company
(collectively  with the CEO the "Named  Executive  Officers") other than the CEO whose salary and bonus  exceeded  $100,000 with respect to the fiscal year ended
December 25, 2001.

Summary Compensation Table

                           SUMMARY COMPENSATION TABLE

                                Annual Compensation                                                   Long Term Compensation

                                                                                                    Number of
                                                                                                   Securities
                                                                                                   Underlying
                                                                              Other                  Options         All Other
Name and Principal Position           Year     Salary        Bonus($)    Annual Compensation (1)   (# of Shares)   Compensation(2)
---------------------------           ----     ------        --------    -----------------------   -------------   ---------------

Jamie B. Coulter                      2001    $750,000     $226,500(3)       $97,473(6)                 -             $97,650
Chief Executive Officer               2000    $750,000     $226,642(4)       $87,787(7)                 -             $72,265
                                      1999    $300,000          -                -                      -             $ 7,219

John D. White                         2001    $600,000     $181,500(3)           -                      -             $78,150
Executive Vice President and          2000    $600,000     $181,500(4)           -                      -             $57,842
Treasurer                             1999    $283,000          -                -                      -             $ 6,681

Tomlinson D. O'Connell                2001    $200,000     $301,500(3)       $56,551(8)                 _             $50,150
Senior Vice President of Operations   2000    $200,000      $53,753(4)           -                      _             $23,106
                                      1999    $139,773      $45,000(5)           -                    81,479          $ 3,381

Gerald T. Aaron                       2001    $250,000      $76,500(3)           -                      -             $25,000
Senior Vice President                 2000    $250,000      $76,500(4)           -                      -             $24,039
Counsel & Secretary               1999    $228,000          -                -                      -             $ 3,946

Jeff Bracken                          2001    $175,000      $89,000(3)           -                      -             $17,332
Vice President of Operations -        2000    $175,000      $93,914(4)           -                      -             $29,875
Lone Star Steakhouse Saloon           1999    $145,000         --                -                   106,429          $ 3,381

-------------------
(1)   As  to  Named  Executive  Officers,  except  as  set  forth  herein, perquisites  and other  personal  benefits,  securities  or property received by each Named  Executive  Officer did not exceed the lesser of $50,000 or 10% of such Named  Executive  Officer's  annual salary and bonus.
(2)   Represents fifty percent matching contributions by the Company pursuant to the Company's Deferred Compensation Plan which became effective October 7,
      1999.
(3)   Such bonus was paid in 2002 for services performed in 2001.
(4)   Such bonus was paid in 2001 for services performed in 2000.
(5)   Such bonus was paid in 2000 for services performed in 1999.
(6)   During the fiscal year ended  December  25,  2001,  Mr.  Coulter  received benefits  primarily  relating to tax and accounting  services  provided by
      Company  personnel  ($67,700)  and the balance was for  reimbursement  for certain medical insurance premiums and expenses.
(7)   During the fiscal year ended  December  26,  2000,  Mr.  Coulter  received benefits  primarily  relating to tax and accounting  services  provided by
      Company  personnel  ($78,287)  and the balance was for  reimbursement  for certain  medical  insurance  premiums.
(8)   During the fiscal year ended  December 25, 2001,  Mr.  O'Connell  received benefits  primarily relating to the personal use of the Company's airplane
      ($30,437) and the balance was primarily for  reimbursement of country club dues and construction services provided by Company personnel.

Option Grants in Last Fiscal Year

          No options were granted to the CEO or any Named Executive  Officer for services rendered during the fiscal year ended December 25, 2001.

Option Exercise Table

                                      -11-

          No options  were  exercised  by the CEO and the other Named  Executive
Officers  during  the  fiscal  year  ended  December  25,  2001  except  by T.D.
O'Connell.  The following  table sets forth certain  information  concerning the options  exercised by Mr. O'Connell and unexercised  options held as of December
25, 2001 by the CEO and the other Named Executive Officers. At December 24, 2001
(the market was closed on December 25, 2001), the closing price of the Company's
Common Stock, as reported by the Nasdaq National Market, was $14.37.

                          FISCAL YEAR-END OPTION VALUES

                            Shares
                           Acquired                     Number of Securities               Value of Unexercised
                              on           Value       Underlying Unexercised             In-the-Money Options at
                            Exercise    Realized(1)   Options at December 25, 2001         December 25, 2001 ($)
                           ---------    -----------   ----------------------------     -----------------------------

 Name                                                 Exercisable    Unexercisable     Exercisable   Unexercisable
----------------------                                -----------    -------------     -----------   -------------
Jamie B. Coulter              --           --          2,600,000         -0-           $15,343,250        -0-

John D. White                 --           --          1,000,000         -0-           $ 5,901,250        -0-

Tomlinson D. O'Connell      12,794       $31,768           85,464      102,985           $ 586,777      $585,410

Gerald T. Aaron               --           --            575,000         -0-            $3,393,219        -0-

Jeff Bracken                  --           --             86,430        39,999            $507,018      $224,374
------------------------------------

(1)   Based on the difference  between the exercise price of the options and the closing  price of a share of Common Stock on April 19,  2001,  the date of exercise, as reported on the Nasdaq National Market.

Directors Compensation

          Directors  who are not  employees  of the Company are  reimbursed  for their  expenses and receive an annual fee of $5,000 and a fee of $1,250 for each
Board of  Directors  meeting  attended in person or  telephonically.  Members of
Committees  of the Board of  Directors  also  receive  a fee of $1,250  for each
Committee  meeting  attended  in person or  telephonically  to the  extent  such meeting  is not held on the same day as a  meeting  of the  Board of  Directors.
Employees  who are  Directors  are not  entitled to any  compensation  for their service as a  Director.  Non-employee  Directors  were also  entitled to receive grants of options  under the  Company's  1992  Directors  Stock  Option Plan the
("Director's Plan"). Upon election to the Board of Directors,  each director who is not an  executive  officer  was  granted a one-time  stock  option to acquire
40,000  shares of Common  Stock and received an annual grant of 6,800 shares one day after the end of the  Company's  fiscal year.  The  exercise  price for such shares is equal to the closing sale price of the Common Stock as reported on the
NASDAQ National Market on the date of grant.  The Directors Plan has expired and the  Company  has not made a  determination  as to  whether to adopt a new plan, subject to requisite  approval.  Currently,  options to purchase an aggregate of
488,400  shares of Common  Stock are  outstanding  under the  Directors  Plan at exercise  prices ranging from $6.688 per share to $18.81 per share.  On December
26, 2001, the Company's outside Directors were automatically  granted options to purchase an aggregate of 47,600 shares of Common Stock under the Directors  Plan at an exercise price of $14.80 per share.

Employment Agreements

          The Company has entered into separate employment agreements, with each of Messrs.  White,  Aaron,  O'Connell  and Bracken,  dated as of March 22, 2000, providing for the employment of such  individuals  as Executive Vice  President,
Senior Vice  President - Counsel and Senior Vice  President of Operations - Lone
Star Steakhouse & Saloon,  Vice President of Operations - Lone Star Steakhouse &
Saloon, Inc., respectively.  Each employment agreement provides that the officer shall devote  substantially  all of his professional time to the business of the
Company.  The  Employment  Agreements  provide  base  salaries  in the amount of
$600,000,  $228,000,  $200,000 and $175,000,  respectively,  for Messrs.  White,
Aaron, O'Connell and Bracken, subject to increases as determined by the Board of
Directors.  Each  agreement  terminates in March,  2003, but the Company has the option to  extend  the term

                                      -12-

annually   for   additional   one  year   periods.   Each   agreement   contains
non-competition, confidentiality and non-solicitation provisions which apply for twenty-four months after cessation of employment.

          Mr. Coulter has also entered into a  non-competition,  confidentiality and non-solicitation agreement with the Company.

Severance Agreements

          The Company has entered into a Change of Control  Contract  with Jamie
B.  Coulter,  dated as of January 3, 2001 that  provides for  severance  pay and incidental  benefits  if there is a change in control of the Company (as defined in the Change of Control  Contract).  The payment is a lump sum payment equal to
2.99 times one year's  annual  compensation.  The  agreement  also  provides Mr.
Coulter with the right to replace all stock options  whether  vested or not with fully  vested  stock  options  (all of Mr.  Coulter's  stock  options  are fully vested),  or alternatively  the right to receive a cash payment for surrendering the options  equal to the  difference  between the full  exercise  price of each option  surrendered  and the greater of the price per share paid by the acquirer in the change of control transaction or the market price of the Company's Common
Stock  on the  date  of  the  change  of  control.  The  benefits  also  include transferring  ownership of any Company automobile which is primarily used by Mr.
Coulter  and life and  medical  insurance  coverage  for up to two years or such longer period if previously agreed to. Finally,  the agreement  provides that if any excise  taxes are  imposed on Mr.  Coulter by Section  4999 of the  Internal
Revenue Code of 1986, as amended (the "Code"),  the Company will make him whole.
The  Company has also  entered  into Change of Control  Contracts  with  Messrs.
White,  Aaron,  O'Connell and Bracken.  Unlike Mr.  Coulter's  Change of Control
Contract,  severance payments and benefits (other than the stock option benefit)
require  a second  event to occur  within  730 days from the  change of  control before  severance  payments  are  due.  The  second  event  includes  any of the following,  involuntary termination (other than for cause, death or disability), relocation or a diminution in the  responsibility,  authority or compensation of the executive officer. If there is a change of control and any such second event occurs,  Messrs.  White, Aaron,  O'Connell and Bracken have the right to receive benefits substantially similar to those described above.

Compensation Committee Interlocks

          The  Compensation/Stock  Option Committee consists of Messrs.  Chaney,
Mandigo and Greene. See "Certain  Relationships and Related  Transactions" for a
description of a transaction between Mr. Mandigo's son and the Company.

Report by the Compensation/Stock Option Committee on Executive Compensation

General

          The Compensation/Stock  Option Committee determines the cash and other incentive  compensation,  if any, to be paid to the Company's executive officers and key employees. Messrs. Chaney, Greene and Mandigo, non-employee directors of the Company,  serve as members of the  Compensation  /Stock Option Committee and are  independent  Directors in accordance  with the  definition of  "independent director"  pursuant to the Company's Amended and Restated  By-laws.  Mr. Mandigo serves as Chairman of the  Compensation/Stock  Option  Committee.  During fiscal
2001, there were two meetings of the Compensation/Stock Option Committee. During fiscal 2001, the Compensation and Stock Option  Committees  combined to form the
Compensation/Stock  Option Committee.  Prior to such combination,  during fiscal
2001, there were two meetings of the Compensation  Committee and two meetings of the Stock Option Committee.

Compensation Philosophy

          The  Compensation/Stock   Option  Committee's  executive  compensation
philosophy  is to base  management's  pay, in part,  on the  achievement  of the
Company's  performance goals, to provide competitive levels of compensation,  to recognize and reward individual initiative, achievement and length of service to the  Company,  to assist  the  Company  in  retaining  and  attracting  the best qualified  management,  and to enhance long term stockholder  value. To meet the competitive  pressures of retaining and attracting the best qualified management personnel, the Company is offering compensation and benefits that place it among the top half of its industry,  including 401(k) and deferred  compensation plans adopted in the fourth quarter of 1999. The  Compensation/Stock  Option Committee strongly  believes  that  the  caliber  of  the  management  personnel  makes  a significant difference in the Company's long

                                      -13-

term success, as a result it is the philosophy of the Compensation/Stock  Option
Committee  to provide  officers  with the  opportunity  to  realize  potentially
significant   financial   gains  through  the  grants  of  stock  options.   The
Compensation/Stock  Option Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders'
interest in the  enhancement  of  stockholder  value.  However,  the decision to ultimately  grant stock  options is based  primarily  on the  criteria set forth under "Stock Option Plan" below.

          Section 162(m) of the Code prohibits a publicly held corporation, such as the Company,  from claiming a deduction on its federal  income tax return for compensation  in excess of $1 million  paid for a given fiscal year to the chief executive  officer  (or  person  acting  in that  capacity)  at the close of the corporation's  fiscal year and the four most highly compensated  officers of the corporation,  other  than  the  chief  executive  officer,  at  the  end  of the corporation's fiscal year. The $1 million compensation deduction limitation does not  apply to  "performance-based  compensation,"  or any  contributions  by the
Company  pursuant to the Company's  Deferred  Compensation  Plan (the  "Deferred
Plan").  The  Company  believes  that any  compensation  received  by  executive officers  in  connection  with the  exercise of options  granted  under the Plan qualifies as "performance-based compensation."

Salaries

          Base  salaries for the  Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the  individual,  food service and management  experience,  and by reference to the  competitive  marketplace  for management  talent,  including a comparison of base salaries for comparable  positions at other  companies  (base salaries  are  targeted  to be  competitive  in the top  half of the  industry).
Positioning  executive  officers' base salaries at these levels is necessary for attracting,  retaining  and  motivating  executive  officers  with the essential qualifications for managing the Company.  The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the chain  restaurant  industry as well as a broader  cross-section of companies
from  many  industries.   Annual  salary   adjustments  are  determined  by  (i)
considering  various factors,  tangible and intangible  achieved by the Company;
(ii)  the  overall  performance  of  the  executive;  (iii)  the  length  of the executive's  service to the  Company;  and (iv) any  increased  responsibilities assumed by the executive. There are no restrictions on salary adjustments of the
Company. The Company has employment agreements with its executive officers other than Mr. Coulter,  which set the base salaries for such individuals.  These base salaries are based on and are reviewed  annually in accordance  with the factors described in this  paragraph  and the terms of the  employment  agreements.  See
"Executive Compensation - Employment Agreements."

Annual Bonuses

          The Company  evaluates the  performance of its executives on an annual basis. Messrs. White, O'Connell, Aaron and Bracken received bonuses of $181,500,
$301,500, $76,500 and $89,000,  respectively for fiscal 2001. These bonuses were based,  first, upon the Company's  performance,  including,  but not limited to, improved same store sales, an increase in adjusted net income (net income before unusual charges and credits,  including  non-cash stock  compensation) of 52% to
$27,677,000  or $1.15 per share for the fiscal  year  ended  December  25,  2001 compared to $18,162,000 or $.69 per share for the previous  year,  and,  second, upon the level of personal achievement by participants.

Deferred Compensation Plan

          The  Deferred  Plan is a  non-qualified  deferred  compensation  plan.
Deferred Plan  participants  elect the percentage of pay they wish to defer into their  Deferred Plan account.  They also elect the  percentage of their deferral account to be allocated  among  various  investment  options.  The Deferred Plan permits  highly  compensated  employees or any employee at the level of District
Manager or higher to defer a portion of their annual  compensation into unfunded accounts with the Company.  Participants  in the Deferred Plan are  considered a select group of management  and highly  compensated  employees  according to the
Department of Labor. A  participant's  account balance will be paid in cash upon death, termination of employment,  change in control of the Company,  disability
or  retirement.   The  Company's  contribution  vests  annually  in  four  equal installments  commencing in the second year of employment with the Company.  All executive  officers who  participate  in the Deferred Plan have been employed by the Company for more than four (4) years.

Compensation of Chief Executive Officer

                                      -14-

          Mr.  Coulter's base salary in fiscal 2001 was $750,000.  Mr. Coulter's base  salary is based upon the factors  described  in the  "Salaries"  paragraph above.  Mr.  Coulter's salary was increased in fiscal 2000 to be more comparable to the higher  range of salaries of chief  executive  officers of  companies  of similar size reviewed by the Company.  Mr. Coulter's salary was not increased in fiscal 2001. Mr. Coulter was awarded a bonus of $226,500 for services  performed in fiscal 2001. Mr.  Coulter's bonus is based upon the factors  described in the
"Annual Bonuses" paragraph above.

Stock Option Plan

          It has  historically  been the  philosophy  of the  Compensation/Stock
Option  Committee  to  tie  a  significant   portion  of  an  executive's  total
opportunity  for  financial  gain to increases  in  stockholder  value,  thereby aligning the long-term  interest of the stockholders  with the executives and to retain such key  employee.  All salaried  employees,  including  executives  and part-time  employees,  of the Company and its  subsidiaries,  were  eligible for grants of stock  options  pursuant  to the Plan.  The  Company did not grant any stock options to any of the Named  Executive  Officers for the fiscal year ended
December  25,  2001.  In  addition,  the Plan has expired and the Company has no other Stock Option Plans in effect for employees  including  executive officers.
Although the Company is not  currently  considering  adopting a new stock option plan for employees,  the Company may decide to adopt a new stock option plan for employees in the future,  and if it does,  will submit such plan for approval to the Company's stockholders.

          This  report is  submitted  by the  members of the  Compensation/Stock
Option Committee Fred B. Chaney, William B. Greene, Jr. and Clark R. Mandigo.

Common Stock Performance

          The following graph compares the total return on the Company's  Common
Stock from  January 1, 1997,  to December  25,  2001,  the total  returns of the
Standard  & Poor's  Mid-Cap  400  Index  and the  Standard  & Poor's  Restaurant
Industry Index (the "Peer Group").

                 COMPARISON OF TOTAL RETURN FROM JANUARY 1, 1997
         TO DECEMBER 25, 2001 AMONG LONE STAR STEAKHOUSE & SALOON, INC.,
           THE STANDARD & POOR'S MID-CAP 400 INDEX AND THE PEER GROUP

                                 [Insert Graph]

                            Base
Company/Index              Period   30-Dec-97   29-Dec-98   28-Dec-99   26-Dec-00   25-Dec-01
----------------------     ------   ---------   ---------   ---------   ---------   ---------
Lone Star Steakhouse &    100       65.42       29.44       33.41       31.68       58.72
Saloon, Inc.
S&P Midcap 400 Index      100      132.25      171.78      203.34      232.79      214.78
Restaurants-500               100      107.38      168.28      171.43      153.69      138.49

          Assumes  $100  invested  on  January 1, 1997 in the  Company's  Common
Stock,  the  Standard  &  Poor's  Mid-Cap  400  Index  and the Peer  Group.  The
calculations in the table were made on a dividends reinvested basis.

          There can be no assurance that the Company's Common Stock  performance will continue with the same or similar trends depicted in the above graph.

                                  PROPOSAL III
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The  Board  of  Directors  has  appointed  Ernst &  Young,  LLP as the
Company's  independent  auditors  for the fiscal year ending  December 31, 2002.
Although the selection of  independent  auditors does not require  ratification, the Board of Directors has directed that the  appointment of Ernst & Young,  LLP be submitted to stockholders  for  ratification due to the significance of their appointment to the Company.  If  stockholders  do not ratify the  appointment of
Ernst & Young, LLP as the Company's independent auditors, the Board of Directors will  consider

                                      -15-

the appointment of other certified public accountants. A representative of Ernst
& Young,  LLP will be present at the Meeting and will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of
Ernst & Young, LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

          Fees  billed to the Company by Ernst & Young,  LLP during  fiscal 2001 were as follows:

          Audit Fees:

          Audit  fees and  related  services  billed to the  Company  by Ernst &
Young,  LLP during the Company's 2001 fiscal year for the audit of the Company's annual  financial  statements  and the  review  of  those  financial  statements included in the Company's  quarterly reports on Form 10-Q totaled  approximately
$134,000.

          Financial Information Systems Design and Implementation Fees:

          The Company did not engage Ernst & Young, LLP to provide advice to the
Company regarding financial information systems design and implementation during the fiscal year ended December 25, 2001.

          All Other Fees:

          Fees billed to the Company by Ernst & Young,  LLP during the Company's
2001  fiscal year for all other  non-audit  services  rendered  to the  Company, primarily  tax  related  services  totaled  approximately  $362,000.  The  Audit
Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such  services.  In its review of non-audit  service fees, the Audit Committee  considers,  among other things, the  possible  effect  of the  performance  of such  services  on the  auditor's independence.  Additional  information  concerning  the Audit  Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement:  "Board Committees and Director Meetings," and "Audit Committee
Report."

Recommendation of the Board of Directors

          THE BOARD OF  DIRECTORS  OF THE  COMPANY  RECOMMENDS  A VOTE "FOR" THE
RATIFICATION  OF THE  APPOINTMENT  OF  ERNST  &  YOUNG,  LLP  AS  THE  COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The adult  sons of each of Clark R.  Mandigo  and  Gerald T. Aaron are employed by the Company as a general manager and district manager, respectively.
The Company has a total of 280 general managers and 31 district managers.  Total compensation in 2001 payable to the adult sons of Messrs. Mandigo and Aaron were
$91,546 and $88,862, respectively.

          The Company and Mark  Saltzgaber,  a Director of the Company,  entered into an agreement dated as of April 29, 2002, whereby Mr. Saltzgaber  received a
Director's fee of $250,000 in  consideration  of providing  certain  services in connection with a proposed transaction (the "Proposed  Transaction") between the
Company and Bruckman,  Rosser,  Sherrill & Co., Inc. including,  but not limited to, assisting the Company in its analysis of the Proposed Transaction and acting as the lead  negotiator  for the Company in its  consideration  of the  Proposed
Transaction.

                             AUDIT COMMITTEE REPORT

          The members of the Audit  Committee from December 27, 2000 to December
25, 2001 were Messrs.  Chaney,  Greene and Mandigo, all of whom are "independent directors"  (as  "independent  director"  is defined  pursuant  to the  National
Association of Securities Dealers  Marketplace Rule  4200(a)(14)(D)).  The Audit
Committee met three times during the fiscal year.  The  composition of the Audit
Committee,  the attributes of its members and the  responsibilities of the Audit
Committee  are intended to be in accordance  with  applicable  requirements  for corporate audit committees.

                                      -16-

          The Audit  Committee  adopted a written  charter during fiscal 2001, a copy of which was attached to the Company's  Proxy  Statement in connection with the 2001 Annual Meeting of Stockholders.  The Company's independent auditors are responsible  for  auditing  the  financial  statements.  The  activities  of the
Committee  are in no way  designed  to  supersede  or  alter  those  traditional responsibilities.  The Audit Committee  serves a broad-level  oversight role, in which it provides  advice,  counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors  and the  experience  of the Audit  Committee's  members  in  business, financial and  accounting  matters.  The  Committee's  role does not provide any special assurances with regard to the Company's financial  statements,  nor does it involve a professional  evaluation of the quality of the audits  performed by the independent auditors.

          In connection with the audit of Company's financial statements for the year ended December 25, 2001, the Audit Committee met with  representatives from
Ernst & Young,  LLP, the Company's  independent  auditors.  The Audit  Committee reviewed  and  discussed  with  Ernst &  Young,  LLP,  the  Company's  financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

          In July 2001, the Audit Committee received from Ernst & Young, LLP the written  disclosures and the letter regarding Ernst & Young,  LLP's independence required by Independence Standards Board of Standard No. 1.

          In  addition,  the Audit  Committee  reviewed and  discussed  with the
Company's  management the Company's  audited  financial  statements  relating to fiscal year ended  December 25, 2001 and has discussed  with Ernst & Young,  LLP the independence of Ernst & Young, LLP.

          Based upon review and discussions described above, the Audit Committee recommended  to the Board of Directors that the Company's  financial  statements audited by Ernst & Young, LLP be included in the Company's Annual Report on Form
10-K for the fiscal year ended December 25, 2001.

                                 Fred B. Chaney
                             William B. Greene, Jr.
                                Clark R. Mandigo

                              STOCKHOLDER PROPOSALS

          In order to be considered  for inclusion in the proxy  materials to be distributed in connection  with the next Annual Meeting of  Stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than [___________].

          On May 21, 1998 the  Securities  and  Exchange  Commission  adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of
1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder  proposal which is not addressed in the Company's proxy statement.  The amendment provides that if the  Company  does not receive  notice of the  proposal at least 45 days prior to the first  anniversary of the date of mailing of the prior year's proxy statement,  then the Company will be permitted to use its  discretionary  voting authority  when the  proposal  is  raised at the  annual  meeting,  without  any discussion of the matter in the proxy statement.

          With   respect  to  the   Company's   year  2003  Annual   Meeting  of
Stockholders,  if the Company is not provided notice of a stockholder  proposal, which has not been  timely  submitted,  for  inclusion  in the  Company's  proxy
statement   by   [____________]   the  Company  will  be  permitted  to  use  it
discretionary voting authority as outlined above.

          The  By-laws  of the  Company  establish  procedures  for  stockholder nominations  for  elections of  Directors  of the Company and bringing  business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of Directors may nominate one or more  persons for  election  as  Directors  at a meeting  only if written notice of such  stockholder's  intent to make such nomination or nominations has been  given,  either by  personal  delivery or by United  States  mail,  postage prepaid,  to the  Secretary of the Company,  not less than 90 days nor more than
120 days prior to the meeting; provided,  however, that in the event that if and only if the annual  meeting is not  scheduled  to be held  within a period  that commences  thirty days after such  anniversary  date (the "Other Meeting Date"), such  Stockholder  Notice shall be given in the manner

                                      -17-

provided by the later of (i) the close of business on the date ninety days prior to such  Other  Meeting  Date or (ii) the  close of  business  on the  tenth day following the date on which such Other Meeting Date is first publicly  announced or disclosed. Any notice to the Secretary must include: (i) the name and address of  record  of the  stockholder  who  intends  to make  the  nomination;  (ii) a representation  that the  stockholder  is a holder  of  record  of shares of the
Company  entitled to vote at such  meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons  specified in the notice;
(iii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy  statement  filed pursuant to the proxy rules of the Securities and Exchange  Commission;  and (iv) the consent of each  nominee to serve as a Director of the  Company if so elected.  The Company may  require  any  proposed  nominee to furnish  such other  information  as may reasonably  by required  by the Company to  determine  the  eligibility  of such proposed nominee to serve as a Director of the Company. The presiding officer of the meeting may, if the facts warrant,  determine that a nomination was not made in accordance  with the foregoing  procedure,  in which event,  the officer will announce that determination to the meeting and the defective  nomination will be disregarded.

          To be brought before an annual meeting by a stockholder, business must be  appropriate  for  consideration  at an annual  meeting  and must be properly brought before the meeting.  Business will have been properly brought before the annual  meeting by a  stockholder  if the  stockholder  has given timely  notice thereof in writing to the  Secretary  of the Company and has  complied  with any other  applicable  requirements.  To be timely,  each such notice must be given, either by personal  delivery or by United States mail,  postage prepaid,  to the
Secretary of the Company,  not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is on the "Other Meeting Date",  such Stockholder  Notice shall be given in the manner  provided  by the later of (i) the close of  business  on the date ninety  days prior to such Other  Meeting  Date or (ii) the close of business on the tenth day  following  the date on which  such  Other  Meeting  Date is first publicly announced or disclosed.  Any notice to the Secretary must include as to each matter the  stockholder  proposes to bring before the annual  meeting (w) a brief  description  of the  business  desired  to be  brought  before the annual meeting and the reasons for conducting such business at the annual meeting,  (x)
the name and address of record of the stockholder  proposing such business,  (y)
the name,  class or series and number of shares of the Company that are owned by the  stockholder,  and (z) any  material  interest  of the  stockholder  in such business.

                               PROXY SOLICITATION

          The cost of  soliciting  proxies  will be borne  by the  Company.  The transfer  agent and  registrar for the Company's  Common Stock,  Wachovia  Bank,
N.A., as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the
proxy  solicitation.   The  Company  has  retained  Innisfree  M&A  Incorporated
("Innisfree") for a fee not to exceed $7,500,  plus  reimbursement of reasonable out-of-pocket expenses to assist in the solicitation of proxies and revocations.
Proxies may be solicited through the mail and through  telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors,  officers,  and other  employees  of the Company who will  receive no additional compensation therefor.

          The  Company   requests  persons  such  as  brokers,   nominees,   and
fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting  instructions,  to forward  proxy  material to their  principals and to request  authority for the execution of the proxy,  and the Company will reimburse such persons for their reasonable expenses.

                                  ANNUAL REPORT

          All  stockholders  of record as of June 7, 2002 have been sent, or are concurrently  herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 25, 2001. Such report contains certified consolidated financial  statements  of the Company and its  subsidiaries  for the fiscal year ended December 25, 2001.

                                                        By Order of the Company,

                                                        GERALD T. AARON
                                                        Secretary
Dated:  Wichita, Kansas
___________, 2002

                                      -18-

          The Company will furnish,  without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended  December 25, 2001 (without  exhibits) as filed with the Securities and Exchange  Commission to  stockholders of record on the Record Date who make written request therefor to Gerald T. Aaron, Secretary,
Lone Star Steakhouse & Saloon, Inc., 224 E. Douglas, Suite 700, Wichita,  Kansas
67202-3414.

                                      -19-

                                   Appendix I
                                   ----------

                          Certificate of Incorporation
                     Article Fifth, Paragraphs B, C, D and E

          B.   Election and Terms of Directors. The directors of the Corporation shall be elected by a plurality  of the votes cast to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

          C.   (1) [Deleted]

               (2)  Subject  to the  rights  of the  holders  of any  series  of
          Preferred  Stock,  newly  created  directorships  resulting  from  any increase in the authorized number of directors or any vacancies on the
          Board of  Directors  resulting  from death,  resignation,  retirement, disqualification,  removal  from office or other  cause  (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority  vote of the  directors  then in office,  though  less than a quorum,  and a director  so chosen  shall hold  office  until the next annual meeting of stockholders  and until his respective  successor is elected  and  qualified.  No  decrease  in the  number  of  authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

          D.   [Deleted]

          E.   Removal.  Subject to the rights of the holders of Preferred Stock and the  provisions of Delaware law, any one or more  directors may be removed,  with or without cause, by the vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors, or the affirmative vote of at least a majority of the Whole
          Board.

                          Amended and Restated By-laws
                         Sections 2.2, 2.3, 2.5 and 6.1

            SECTION 2.2 Election  and Term of  Directors.  The  directors of the
Corporation  shall be elected by a plurality  of the votes cast to hold  office, subject to Sections 2.4 and 2.5, until the next annual  meeting of  stockholders and until their respective successors are elected and qualify.

            SECTION 2.3   Newly Created Directorships and Vacancies.

            (a)   [Deleted]

            (b) Subject to the rights of the holders of any series of  Preferred
Stock, newly created directorships resulting from any increase in the authorized number of directors or any  vacancies on the Board of Directors  resulting  from death, resignation, retirement,  disqualification,  removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority vote of the directors then in office,  though less than a quorum, and a director  so  chosen  shall  hold  office  until  the  next  annual  meeting  of stockholders  and until his respective  successor is elected and  qualified.  No decrease in the number of authorized directors  constituting the entire Board of
Directors shall shorten the term of any incumbent director.

         SECTION 2.5 Remova1.  Subject to the rights of the holders of Preferred
Stock and the  provisions  of Delaware  law,  any one or more  directors  may be removed, with or without cause, by the vote or written consent of the holders of a majority of the shares  entitled to vote at an election of  directors,  or the affirmative vote of at least a majority of the Whole Board.

         SECTION 6.1 Amendment.  The By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors by a majority vote.

                                      -20-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                ANNUAL MEETING OF STOCKHOLDERS - JULY [15], 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned  stockholder of Lone Star Steakhouse & Saloon, Inc., a Delaware  Corporation  (the  "Company"),  hereby appoints Clark R. Mandigo and
John D. White with full power of substitution  and to each substitute  appointed pursuant to such power,  as proxy or  proxies,  to cast all votes as  designated hereon,  which the  undersigned  stockholder  is  entitled to cast at the Annual
Meeting of the  Stockholders  (the "Annual  Meeting") of Lone Star  Steakhouse &
Saloon,  Inc.,  to be held at  10:00  a.m.,  local  time on July  [15],  2002 at
[___________________],  and  at  any  and  all  adjournments  and  postponements thereof,  with all powers  which the  undersigned  would  possess if  personally present (i) as designated  below with respect to the matters set forth below and described  in the  accompanying  Notice and Proxy  Statement,  and (ii) in their discretion  with respect to any other business that may properly come before the
Annual Meeting. The undersigned  stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

            This proxy when properly  executed and returned will be voted in the manner  directed by the undersigned  stockholder.  If no direction is made, this proxy will be voted (1) FOR the election of all  nominees  listed in Proposal 1;
(2) FOR the  ratification  of Ernst & Young,  LLP as the  Company's  independent auditors; and (3) in accordance with the discretion of the proxies or proxy with respect to any other business  transacted at the Annual Meeting. If no direction is made,  this  proxy will not be voted with  respect to the  amendments  to the
Company's  Certificate  of  Incorporation  and Amended and  Restated  By-laws to eliminate classification of the Board of Directors of the Company.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 3. THE BOARD IS NOT MAKING ANY
RECOMMENDATION ON HOW YOU SHOULD VOTE FOR PROPOSAL 2.

1.  Election of nominees named below to the Board of Directors of the Company.

    Nominees:   Fred B. Chaney                 William B. Greene, Jr.

    |__| FOR all nominees listed below         |__| WITHHOLD AUTHORITY
    (except as marked to the contrary below.)  to vote for all nominees listed below.

INSTRUCTION:  To withhold  authority to vote for any individual  nominee,  write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2.  To approve the amendments to the  Certificate of  Incorporation  and Amended
    and Restated By-laws of the Company to eliminate classification of the Board of Directors of the Company.

    FOR [___]             AGAINST[___]              ABSTAIN[___]

3.  To  ratify  the  appointment  of  Ernst  &  Young,  LLP  as  that  Company's independent auditors for the fiscal year ending December 30, 2002.

    FOR [___]             AGAINST [___]             ABSTAIN [___]

    This proxy may be revoked prior to the time it is voted by delivering to the
Secretary of the Company either a written  revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

                                       DATED: ____________________________, 2002

                                       _________________________________, (L.S.)
                                                 (Signature)

                                       _________________________________, (L.S.)
                                                 (Signature)

                                      -21-

                                                  Your  signature  should appear
                                        the same as your name appears hereon. In
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please  indicate  the  capacity in which
                                        signing.  When signing as joint tenants,
                                        all  parties in the joint  tenancy  must
                                        sign.   When  a  proxy  is  given  by  a
                                        corporation,  it  should be signed by an
                                        authorized  officer  and  the  corporate
                                        seal affixed.  No postage is required if
                                        mailed in the United States.

                               PLEASE ACT PROMPTLY
                  PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS
                                   PROXY CARD
                  AND RETURN IT IN THE ENCLOSED ENVELOPE
                                     TODAY

                                      -22-